UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2010
NUANCE COMMUNICATIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3156479 (I.R.S. Employer Identification No.)

1 Wayside Road Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant’s telephone number, including area code:
(781) 565-5000
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Nuance Communications, Inc. (the “Company”, “we” or “us”) is filing this Current Report on Form 8-K to reflect certain required accounting adjustments and reclassifications described below with respect to the financial information contained in our Annual Report on Form 10-K for the year ended September 30, 2009 (the “2009 Form 10-K” ), which was filed with the Securities and Exchange Commission ( “SEC” ) on November 25, 2009.
     As previously disclosed in the 2009 Form 10-K, we are required to adopt the Financial Accounting Standards Board (“FASB”) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) ( “FSP APB 14-1” ), now referred to as FASB Accounting Standards Codification (“ASC”) 470-20 on October 1, 2009 and its effects must be applied retrospectively. ASC 470-20 changed the accounting for convertible debt instruments with cash settlement features and applies to our previously issued 2.75% Convertible Senior Notes (the “Convertible Notes”). The retrospective application of ASC 470-20 affects our financial information for fiscal 2007 through fiscal 2009, as reflected in Exhibit 99.1 to this Current Report.
     The Company has amended disclosures, to the extent relevant, in only the following items of the 2009 Form 10-K (those impacted by the retrospective application of ASC 470-20 and the occurrence of material events subsequent to the filing date of our 2009 Form 10-K):

•	Part II, Item 6 — Selected Financial Data

•	Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8 — Financial Statements and Supplementary Data
     Therefore, this Current Report should be read in conjunction with the 2009 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the 2009 Form 10-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

23.1	Consent of BDO Seidman, LLP, an independent registered public accounting firm

99.1	Revised Part II, Item 6 — Selected Financial Data; Revised Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Revised Part II, Item 8 — Financial Statements and Supplementary Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nuance Communications, Inc.
By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Executive Vice President and Chief Financial Officer

Date: February 12, 2010

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